UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934



     Date of Report (Date of earliest event reported):  June 21,2005

                           BOWL AMERICA INCORPORATED
               _________________________________________________
               (Exact Name of Registrant as Specified in Charter)



     Maryland                        1-7829                     54-0646173
 ____________________________________________________________________________
(State or Other Jurisdiction)  (Commission File Number)     (I.R.S. Employer
                                                           Identification No.)



                6446 Edsall Road , Alexandria, VA           22312
         __________________________________________________________
            (Address of Principal Executive Office)      (Zip Code)

Registrant's telephone number, including area code:  (703) 941-6300

                            Not Applicable
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement.

         On June 21, 2005, the Board of Directors of Bowl America Incorporated (the "Company") approved a one-year extension of Leslie H. Goldberg's current employment agreement, which expires at the end of the Corporation's current fiscal year ending July 3, 2005, through July 2, 2006, the end of the Corporation's next fiscal year. The terms of the renewal reflect a continuation of the current provisions of Mr. Goldberg's employment agreement which provide (i) for an annual salary of $102,000 with an annual bonus of 2% of the Corporation's consolidated annual net income prior to income taxes, in excess of $2.5 million, and (ii) that if Mr. Goldberg leaves the employ of the Corporation at the termination of the agreement or becomes disabled during the term thereof so that he cannot carry on his duties as President, he will act as a consultant and will receive one-half the average of his three previous years compensation for a term equal to the number of years that he had been President of the Company. Mr. Goldberg has been President of the Company since 1977.


                                SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       BOWL AMERICA INCORPORATED
                                             (Registrant)




Dated:  June 23, 2005                  By: Leslie H. Goldberg
                                       President and Chief Executive Officer